                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                           DETROIT DIESEL CORPORATION
                                       TO
                        DIESEL PROJECT DEVELOPMENT, INC.
                          A WHOLLY OWNED SUBSIDIARY OF
               DAIMLERCHRYSLER NORTH AMERICA HOLDING CORPORATION
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)
--------------------------------------------------------------------------------

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON FRIDAY, AUGUST 25, 2000, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

    This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach ChaseMellon Shareholder Services, L.L.C. (the "Depositary") on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand, transmitted by facsimile transmission or mailed (to the Depositary). See Section 3 of the Offer to Purchase.

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

                           BY FACSIMILE
                           TRANSMISSION

                           (for Eligible
                        Institutions only):
                          (201) 296-4293

                       CONFIRM BY TELEPHONE:

                          (201) 296-4860

BY OVERNIGHT COURIER:        BY MAIL:               BY HAND:

   Reorganization         Reorganization         Reorganization
     Department             Department             Department
 85 Challenger Road        P.O. Box 3301          120 Broadway
  Mail Stop--Reorg.    South Hackensack, NJ        13th Floor
 Ridgefield Park, NJ           07606           New York, NY 10271
        07660

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

    THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER TO TRANSMITTAL.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

    The undersigned hereby tenders to Diesel Project Development, Inc., a Delaware corporation and a wholly owned subsidiary of DaimlerChrysler North America Holding Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 31, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share (the "Shares"), of Detroit Diesel Corporation, a Delaware corporation (the "Company"), set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Number of Shares Tendered:                     SIGN HERE
Certificate No(s) (if available):              Name(s) of Record Holder(s)

                                                              (please print)

/ /  Check if securities will be tendered by
book-entry transfer                            Address(es);

Name of Tendering Institution:
                                                                                  (Zip Code)
Account No.:                                   Area Code and Telephone No(s):

Dated: , 2000
                                               Signature(s)

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

Name of Firm: __________________________________________________________________
Address: _______________________________________________________________________
________________________________________________________________________________
                                                                    Zip Code

Area Code and Tel. No. _________________________________________________________

________________________________________________________________________________
                             (Authorized Signature)

Title: _________________________________________________________________________
Name: __________________________________________________________________________
________________________________________________________________________________
                             (Please type or print)

Date: ____________________________________________________________________, 2000

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.
     CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.